Exhibit 32.2

HERITAGE OAKS BANCORP

Quarterly Report on Form 10QSB
for the Quarter ended September 30, 2003

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Financial Officer of Heritage Oaks Bancorp (the “Company”), hereby certifies, pursuant to 18 USC Section 1350,  that (i) the Quarterly Report on Form 10QSB for the quarter ended September 30, 2003, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 16, 2003	/s/ Margaret A. Torres
Margaret A. Torres
Executive Vice President and Chief Financial Officer